SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2001

NATIONAL FUEL GAS COMPANY
(Exact Name of Registrant as Specified in its Charter)

New Jersey	1-3880	13-1086010
(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation)	Number)	Identification No.)

10 Lafayette Square, Buffalo New York	14203
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (716) 857-7000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

        On October 16, 2001, the Company’s stockholders at a special meeting approved amendments to the Company’s 1993 Award and Option Plan and 1997 Award and Option Plan. Among other things, those amendments provided for the conversion of outstanding stock appreciation rights (“SARs”) into non-qualified stock options, and eliminated all future awards of SARs from those plans. A copy of a press release announcing the results of the meeting and providing additional detail is attached to and incorporated in this Form 8-K as an exhibit.

        Neither the filing of any press release as an exhibit to this Current Report nor the inclusion in such press release of a reference to the Company’s internet address shall, under any circumstances, be deemed to incorporate the information available at such internet address into this Current Report. The information available at the Company’s internet address is not part of this Current Report or any other report filed by the Company with the Securities and Exchange Commission (“Commission”).

        On August 20, 1999, the Company filed a registration statement (File No. 333-85711) with the Commission on Form S-3 pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Registration Statement”). The Registration Statement registered up to 1,000,000 shares (before giving effect to the two-for-one stock split effective September 7, 2001) of the Company’s common stock, $1.00 par value, together with associated common stock purchase rights, in connection with the National Fuel Gas Company Direct Stock Purchase and Dividend Reinvestment Plan. On October 4, 1999, the Commission declared the Registration Statement effective. In connection with the Registration Statement and the related prospectus, the Company hereby files the Consent of McDaniel & Associates Consultants Ltd. as Exhibit 23 to this Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
(c) Exhibits.

         The following exhibits are filed with this report on Form 8-K:

         Exhibit No.                Description
         -----------                -----------
         23                         Consent of McDaniel & Associates Consultants Ltd.

         99                         Press Release of the Company, dated October 16, 2001.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                             NATIONAL FUEL GAS COMPANY

Dated:  October 17, 2001                                     By: /s/ James R. Peterson
                                                                 ---------------------
                                                                  Name:    James R. Peterson
                                                                  Title:   Assistant Secretary

Exhibit Index

   Exhibit
   Number                  Description
------------               -----------

23                Consent of McDaniel & Associates Consultants Ltd.

99                Press Release of the Company, dated October 16, 2001.